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                                                                    EXHIBIT 99.8

                       FORM OF NOTICE OF GUARANTEED DELIVERY
                             TO TENDER FOR EXCHANGE
                   8 1/2% SENIOR SUBORDINATED NOTES DUE 2014
                                       OF
                        THE JEAN COUTU GROUP (PJC) INC.

                PURSUANT TO THE PROSPECTUS DATED [            ]

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON [      ] UNLESS EXTENDED BY THE JEAN COUTU GROUP (PJC) INC. IN ITS SOLE
DISCRETION (THE "EXPIRATION DATE").
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      The exchange agent (the "Exchange Agent") for the exchange offer is:

                             WELLS FARGO BANK, N.A.

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
           BY                  BY REGULAR          IN PERSON BY HAND
  REGISTERED/CERTIFIED       MAIL/OVERNIGHT              ONLY:
         MAIL:                 DELIVERY:

 Wells Fargo Bank, N.A.  Wells Fargo Bank, N.A.  Wells Fargo Bank, N.A.
    Corporate Trust         Corporate Trust         Corporate Trust
       Operations              Operations            Northstar East
     MAC N9303-121           MAC N9303-121        Building-12th Floor
     P.O. Box 1517       6th & Marquette Avenue   608 2nd Avenue South
 Minneapolis, MN 55480   Minneapolis, MN 55479   Minneapolis, MN 55402
    Attn: Bondholder        Attn: Bondholder        Attn: Bondholder
     Communications          Communications          Communications

                              BY FACSIMILE
                              TRANSMITTAL:
                             (FOR ELIGIBLE
                           INSTITUTIONS ONLY)
                             (612) 667-4927
                         CONFIRM BY TELEPHONE:
                             (800) 344-5128
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    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS, OR
TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE TO A NUMBER, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING CERTIFICATES, IS AT THE RISK OF THE HOLDER. INSTEAD OF DELIVERY BY MAIL, WE RECOMMEND THAT YOU USE AN OVERNIGHT OR HAND DELIVERY SERVICE, PROPERLY INSURED. YOU SHOULD READ THE INSTRUCTIONS ACCOMPANYING THE LETTER OF TRANSMITTAL CAREFULLY BEFORE YOU COMPLETE THIS NOTICE OF GUARANTEED DELIVERY.

    As set forth in the prospectus, dated [            ] (the "Prospectus"), of
The Jean Coutu Group (PJC) Inc. (the "Company") and in the accompanying letter of transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto or an agent's message relating to guaranteed delivery must be used to accept the Company's offer to exchange $1,000 principal amount of its 8 1/2% Senior Subordinated Notes Due 2014 ("Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for each $1,000 principal amount of its outstanding, unregistered 8 1/2% Senior Subordinated Notes Due 2014 issued on July 30, 2004 ("Outstanding Notes"), of which $850,000,000 aggregate principal amount is outstanding, if (i) certificates representing the Outstanding Notes to be tendered for exchange are not lost but are not immediately available,
(ii) time will not permit the Letter of Transmittal, certificates representing such Outstanding Notes or other required documents to reach the Exchange Agent on or prior to the
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Expiration Date or (iii) the procedures for book-entry transfer (including a properly transmitted agent's message with respect thereto) cannot be completed on or prior to the Expiration Date.

    This form may be delivered by an Eligible Institution (as defined in the Letter of Transmittal) by mail or hand delivery or transmitted via facsimile to the Exchange Agent as set forth above. Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Prospectus.

    This form is not to be used to guarantee signatures. If a signature in the Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the Letter of Transmittal.
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Ladies and Gentlemen:

    The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions of the exchange offer as set forth in the Prospectus and the Letter of Transmittal, receipt of each of which is hereby acknowledged, the aggregate principal amount of Outstanding Notes set forth below pursuant to the guaranteed delivery procedures set forth in the section of the Prospectus captioned "The Exchange Offer--Guaranteed Delivery". The undersigned hereby authorizes the Exchange Agent to deliver this notice of guaranteed delivery to the Company with respect to the Outstanding Notes tendered pursuant to the exchange offer.

    The undersigned understands that tenders of Outstanding Notes will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. The undersigned also understands that tenders of Outstanding Notes pursuant to the exchange offer may not be withdrawn after 5:00 p.m., New York City time, on the Expiration Date. For a withdrawal of a tender of Outstanding Notes to be effective, it must be made in accordance with the procedures set forth in the section of the Prospectus captioned "The Exchange Offer--Withdrawal of Tenders".

    The undersigned understands that the exchange of any Exchange Notes for Outstanding Notes will only be made after receipt by the Exchange Agent within three New York Stock Exchange, Inc. trading days after the execution hereof of:

        (i) a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees (or a properly transmitted agent's message); and

        (ii) certificates representing the tendered Outstanding Notes, in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus).

    All authority herein conferred or agreed to be conferred by this notice of guaranteed delivery shall survive the death or incapacity of the undersigned and every obligation of the undersigned under this notice of guaranteed delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.
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                            PLEASE SIGN AND COMPLETE

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
Principal Amount of Outstanding,                   Name(s) of Registered Holder(s):
Unregistered 8 1/2% Senior                         ------------------------------------------
Subordinated Notes Due 2014                        ------------------------------------------
Tendered:*                                         ------------------------------------------
------------------------------------------         (Please type or print)
------------------------------------------
------------------------------------------

Certificate No(s). of Outstanding Notes            Address:
(if applicable):                                   ------------------------------------------
------------------------------------------         ------------------------------------------
------------------------------------------         ------------------------------------------
------------------------------------------         ------------------------------------------

If Outstanding Notes will be delivered by          Area Code
book-entry transfer, provide the following         and Telephone No.:
information:                                       ------------------------------------------

Name of Tendering                                  Signature(s) of Registered Owner(s) or
Institution:                                       Authorized Signatory:
------------------------------------------         ------------------------------------------
Depository Account Number
with DTC:                                          Date: ----------------------
------------------------------------------
Transaction Code Number:
------------------------------------------
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*Must be in denominations of $1,000 or integral multiples thereof.

    This notice of guaranteed delivery must be signed by the registered holder(s) of Outstanding Notes exactly as its (their) name(s) appear(s) on certificates for Outstanding Notes or on a security position listing as the owner of Outstanding Notes, or by the person(s) authorized to become registered holder(s) by endorsements and documents transmitted with this notice of guaranteed delivery. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      Please print name(s) and address(es)

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
Name(s): ---------------------------------
         ---------------------------------
Capacity:
---------------------------------
---------------------------------

Address(es):
------------------------------
------------------------------
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    DO NOT SEND OUTSTANDING NOTES WITH THIS FORM. OUTSTANDING NOTES SHOULD BE
SENT TO THE EXCHANGE AGENT, TOGETHER WITH A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL OR PROPERLY TRANSMITTED AGENT'S MESSAGE.
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                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an "eligible guarantor institution" as defined by Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), hereby
(i) represents that each holder of Outstanding Notes on whose behalf this tender is being made "own(s)" the Outstanding Notes covered hereby within the meaning of Rule 13d-3 under the Exchange Act, (ii) represents that such tender of Outstanding Notes complies with Rule 14e-4 under the Exchange Act and
(iii) guarantees that, within three New York Stock Exchange, Inc. trading days after the date of execution of this notice of guaranteed delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantees (or a properly transmitted agent's message), together with certificates representing the Outstanding Notes covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Outstanding Notes into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus) and any other required documents will be deposited by the undersigned with the Exchange Agent.

    THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL, OR A PROPERLY TRANSMITTED AGENT'S MESSAGE, AND THE OUTSTANDING NOTES TENDERED HEREBY, OR A BOOK-ENTRY CONFIRMATION IN THE CASE OF A BOOK-ENTRY TRANSFER, TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE, AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

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
Name of Firm: ---------------------------          ------------------------------------------
                                                             (Authorized Signature)

Address: ---------------------------------           Name: ----------------------------------
         ---------------------------------         Title:
                      (Including Zip Code)                 ----------------------------------
Area Code and                                      Date:  ----------------------------------
Telephone No.:  --------------------------
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